STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT dated as of August 20, 2002 (this "Agreement") is made among RPS Enterprises, Ltd., a Florida corporation (the "Company"), Paul Sorci and Ron Sorci (collectively, the "Shareholders"), and Wilton Capital Corp., a Delaware company (the "Purchaser").

RECITALS:

      A. The Company is a Florida corporation having, as of the date hereof, authorized capital stock in the amount of 20,000,000 shares of common stock, par value $.01, of which 11,272,221 shares have been issued and are currently outstanding. The Company's shares of capital stock are sometimes referred to herein as the "Shares." As of the date hereof, the Shareholders own 7,800,000 Shares (the "Sorci Shares"), allocated between them as set forth on Exhibit A attached hereto and incorporated herein by this reference.

      B. The Shareholders desire to sell and the Purchaser desires to purchase 7,020,000 (90%) of the Sorci Shares, and the parties otherwise desire to consummate certain transactions as set forth in this Agreement upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

      NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions

     "Closing Date" shall have the meaning specified in Section 3 hereof

     "Knowledge"   shall   mean   actua1   knowledge   without
investigation.

     "Person" shall mean an individual, corporation, partnership,
joint  venture,  trust  or  unincorporated  organization,  or   a
government or agency or political subdivision thereof, or other entity.

2.   Company Restructuring: Purchase and Sale of Sorci Shares

      2.1 Restructuring of Company. Prior to the Closing Date, and as a condition precedent to the consummation of the transactions contemplated hereby, the Shareholders shall cause the Company to be reinstated in the State of Florida. All documents will be prepared by Purchaser's counsel and the funds necessary to do so are being paid by the Purchaser.

      2.2 Purchase and Sale of Sorci Shares. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Shareholders shall sell to Purchaser and Purchaser shall purchase 90% or 7,020,000 of the Sorci Shares. The purchase price for the Sorci Shares shall be $25,000 in the aggregate to be disbursed equally between Paul and Ron Sorci and shall be payable in immediately available funds at the Closing. Subject to the terms and conditions of this Agreement, each
Shareholder shall deliver to Purchaser on the Closing Date (against payment of the purchase price therefore), certificates representing 7,020,000 of the Sorci Shares to be sold by such Shareholders, duly endorsed for transfer, or with appropriate stock powers duly executed in blank attached. The balance of 780,000 shares shall be reissued to Paul and Ron Sorci in certificates of 390,000 shares each. The Purchaser will additionally pay all expenses associated with this transaction including legal expenses, past due Florida franchise taxes and transfer agent fees.

3.        The Closing

      Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the purchase and sale and other transactions provided for herein (the "Closing") shall take place at the offices of the Company's counsel, Harold W. Paul, Esq. 1465 Post Road East, Westport, Connecticut, on or before September 15, 2002, or at such other time and place as may be mutually agreed upon by the parties. The date and time of Closing are herein referred to as the "Closing Date" In the event that the Closing has not occurred on or before September 30, 2002, this Agreement shall be subject to termination as set forth in
Section 11.11.

4.   Closing Obligations

      On  the  Closing  Date, the parties  shall  consummate  the
transactions  contemplated  hereby,  which  shall   include   the
execution of the instruments and documents described in  Sections
8.3 and 9.3 of this Agreement.

5.   Shareholders' Representations, Warranties and Covenants.

      As of the Closing, each Shareholder jointly and severally represent and warrant to, and covenant with, the Purchaser, as follows:

      5.1 Title to Sorci Shares. Each Shareholder is the beneficial and record owner of the respective number of Sorci Shares set forth in Recital A above and has good title to such Sorci Shares, free and clear of all liens, security interests, claims, charges, equities, pledges and encumbrances of any kind. The Sorci Shares have been duly and validly issued and constitute fully paid, nonassessable Shares.

      5.2 Shareholder Authority. Each Shareholder, acting alone, has full right, power and authority to sell, transfer and deliver to the Purchaser the full legal and beneficial ownership in the Shares to be sold by such Shareholder pursuant to this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by such Shareholder and is a legal, valid and binding obligation of such Shareholder enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will (i) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or warrant or any franchise, license, permit, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of his properties or assets may be bound, or (ii) violate any order, writ, injunction, judgment, decree, law, statute, rule or regulation applicable to such Shareholder, or any of his properties or assets. No action, consent or approval by, or filing with, any third party or any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, is required in connection with the execution and delivery by such
Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, other than the consent of the shareholders of the Company to the transactions described in Section 2.1 hereof.

      5.3 No Bankruptcy, etc. There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against such Shareholder under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangements, insolvency, readjustment of debt or creditors rights, and no assignment for the benefit of creditors has been made by such Shareholder.

      5.4   Shareholder  Agreements. There are  no  voting  trust
agreements or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to voting or dividend rights with respect to the Shares owned by such Shareholder or otherwise granting any person any right in respect of such Shares.

       5.5 Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or threatened, against or relating to such Shareholder.

      5.6 Further Assurances. Each Shareholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transfer of the Shares by such Shareholder to the Purchaser and the other transactions contemplated by this Agreement.

     5.7 Survival. All representations, warranties and covenants made by the Shareholders in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing. All covenants, representations and warranties made by the Shareholders shall survive the Closing of the transactions contemplated hereby.

6.   Purchasers Representations. Warranties and Covenants.

      The Purchaser represents and warrants to, and covenants with, the Shareholders as follows:

      6.1 Organization and Standing. The Purchaser (i) is a Delaware company duly organized, validly existing and in good standing under Delaware law, and (ii) has full power and authority to execute and deliver this Agreement and the other documents and instruments to be delivered pursuant hereto and to consummate the transactions contemplated hereby. The Purchaser has delivered to the Company true, complete and correct copies (as in effect as of the Closing Date) of its articles of incorporation.

     6.2 Authority of Purchaser. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby to be consummated by the Purchaser have been or will be duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable in accordance with its terms.

      6.3 Litigation. To the best of Purchaser's knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or threatened, against or relating to the Purchaser that would adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     6.4 Survival. All representations, warranties and covenants made by the Purchaser in this Section 6 are true and correct in all material respects as of the date hereof and as of the Closing. All covenants, representations and warranties made by the Purchaser shall survive the Closing of the transactions contemplated hereby.

7.   Company's Representations Warranties and Covenants.

      The Shareholders and the Company, jointly and severally, represent and warrant to, and covenant with, the Purchaser as of the Closing as follows:

      7.1 Organization and Standing of the Company. As of the Closing Date, the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of Florida; and (b) has the corporate power and corporate authority to own its property and carry on its business as presently conducted and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise necessary, to entitle it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted or proposed to be conducted. The Company has delivered to Purchaser true, complete and correct copies (as in effect as of the Closing Date) of its charter documents, bylaws, stock certificate and transfer books and minute books.

      7.2 Capital Stock of the Company. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value, of which 11,272,221 shares are duly and validly issued and outstanding, fully paid and nonassessable. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities and, immediately prior to Closing, there shall be no such outstanding warrants, options, agreements, convertible or exchangeable securities or other such commitments.

     7.3  Subsidiaries. The Company has no subsidiaries.

     7.4  Financial Statements and Information.

           (a) The Company has no current audited financial statements and has not had any financial statements for a period in excess of five (5) years.

            (b) Any unaudited financial statements are in accordance with the books and records of the Company and have been prepared using reasonable accounting standards. During the time covered by the financial statements, there has not been any material change in accounting methods principles or practices of the Company except as may be otherwise noted therein. The Company has no material liabilities (whether or not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles) not disclosed on the financial statements described above or otherwise.

     7.5  Absence of Certain Material Changes. The Company has no
material   business   operations  and  no  assets   or   material
liabilities other than past due legal expenses, franchise taxes and transfer agent fees.

     7.6  Taxes.

           (a) The Company is delinquent in its tax filings including Florida State franchise taxes. Purchaser has agreed to pay the taxes in order to reinstate the Company in Florida. Any unpaid federal or state withholding or sales taxes will remain an obligation of the Sellers and survive the Closing in accord with
Section 10.2 of this Agreement.

           (b) No tax return of the Company is currently under examination by the Internal Revenue Service or any other taxing authority, nor is the Internal Revenue Service or any other taxing authority (whether domestic or foreign) now asserting or threatening to assert against the Company any adjustment, deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

      7.7 Contracts. The Company has no material contracts to which the Company is a party, or by which the Company or its assets is bound.

     7.8  Employees and Related Matters.

           (a) Schedule 7.8 hereto sets forth, as of the date hereof; a list of all directors and officers of the Company. The Company has no employees. Except as disclosed in Schedule 7.8 hereto, none of such persons owns, directly or indirectly, an interest in, or is a director, officers or employee of, or consultant to, any competitor, supplier or customer of the Company or is subject to any non-competition or confidentiality agreement with any third party in relation to the business of the Company.

      7.9 Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal, relating to or affecting the Company, or any director, officer or other employee thereof in his capacity as such, or the assets, properties or business of the Company or the transactions contemplated by this Agreement. The Company has not been a party to any such proceedings at any time during the past three years.

      Neither the Company nor any of its officers, directors or employees, currently is, or within the last three calendar years has been, permanently or temporarily enjoined or prohibited by order, judgment or decree of any court of governmental or administrative body or agency, or any other regulatory body, from engaging in or continuing any conduct or practice in connection with the business engaged in by the Company.

     The Company is not subject to any order, writ, injunction or decree of any court or governmental or administrative body or agency or any other regulatory body.

      7.10 Accuracy of Information. To the best of the knowledge of the Company, the information contained in this Agreement and the Schedules and the certificates delivered by the Company or its agents to the Purchaser or its agents pursuant hereto is true, complete and correct in all material respects.

      7.11 Authority of the Company. The Company has fu1l corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution., delivery and performance of this Agreement by the Company has been (or as of the Closing Date will have been) duly and effectively authorized and approved by all requisite corporation action of the Company, and no other Corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or any of the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of the Company and the Shareholders. Neither the Shareholders nor the Company has any obligation, absolute or contingent, to any Person to sell any of its assets (other than in the ordinary course of business) or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Shareholders and the Company with any of the provisions hereof will (i) conflict with, or result in any breach of, or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, security agreement, lien or warrant or any contract, franchise, license, permit, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound or (ii) violate any order, writ, injunction, judgment, decree, applicable to the Company or any of its properties or assets in a manner that will have a material adverse effect on the Company; or (iii) to the best of the knowledge of the Company, violate any law, statute, rule or regulation applicable to the Company or any of its properties or assets in a manner that will have a material adverse effect on the Company. No action, consent or approval by, or filing with any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory body, is necessary to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement.

     7.12 Survival. All representations, warranties and covenants made by the Company in this Section 7 are true and correct in all material respects as of the date hereof and as of the Closing. All covenants, representations and warranties made by the Company shall survive the Closing of the transactions contemplated hereby.

8.   Conditions Precedent to Obligations of the Purchaser.

      Notwithstanding any other provisions of this Agreement, the Purchaser's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Purchaser (and shall be deemed waived upon Closing to the extent the Purchaser closes with knowledge that the condition is not satisfied).

      8.1 Accuracy of Representations and Warranties. The representations and warranties of each Shareholder and the Company contained in this Agreement or in any certificate or other document executed and delivered to Purchaser or its counsel in connection with the transactions contemplated hereby shall, when made and at and as of the Closing, be true, complete and correct in all material respects

      8.2 Performance by Shareholders and Company. The Company and each Shareholder shall have duly performed and complied with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     8.3 Closing Documents. The Shareholders and the Company, as applicable, shal1 have tendered:

           (a)   resolutions  of the Company's  shareholders  and
Board   of   Directors  authorizing  this   Agreement   and   the
transactions described in Section 2.1 hereof;

           (b) certificates of the Shareholders and the Company certifying the accuracy of the representations and warranties set forth in Section 5 and Section 7, respectively, as of the Closing and the compliance by the Shareholders and the Company with their respective obligations hereunder;

           (c) the certificates evidencing the Sorci Shares duly endorsed for transfer, or accompanied by appropriate stock powers duly executed;

           (d) such other documents as the Purchaser or its counsel may reasonably request, all of which shall be reasonably satisfactory to Purchaser and its counsel in form and substance;
and

           (e) a good standing certificate dated within 10 days of the Closing Date.

      8.4 Corporate Proceedings: Documents. All corporate and other proceedings of the Company, and if any are required, of the Shareholders in connection with this Agreement, and all documents and instruments incident hereto, shall be reasonably satisfactory in substance and in form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as they shall have reasonably requested. Any changes to the Exhibits or Schedules hereto shall be reasonably acceptable to the Purchaser.

      8.5 Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body that (a) in the reasonable view of the Purchaser has a reasonable probability of success on the merits and (b) seeks to restrain, prohibit or invalidate the execution, delivery or performance of this Agreement and the transactions contemplated hereby. There shall not be in effect any judgment, injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of transactions contemplated hereby.

      8.6 Consents and Approvals. All consents, authorizations, and approvals necessary in connection with the consummation by the Company or the Shareholders of the transactions contemplated by this Agreement shall have been obtained or satisfied, and any such consents, authorizations and approvals shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

9.   Conditions Precedent to Obligations of Company.

      Notwithstanding any other provision of this Agreement, the obligations of the Company and the Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing of each of the following conditions precedent, any of which may be waived by the Company and the Shareholders (and shall be deemed waived upon Closing in the event that the Company and the Shareholders close with knowledge that the condition is not satisfied):

       9.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in any document or instrument executed and delivered to the Shareholders, the Company or its counsel in connection with the transactions contemplated hereby pursuant to Section 4 shall, when made and at and as of the Closing, be true, complete and correct in all material respects.

     9.2 Performance by Purchaser. The Purchaser shall have duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     9.3  Closing Documents. Purchaser shall have tendered:

           (a) authorizing resolutions of the Purchaser's Board of Directors or managers authorizing this Agreement and the transactions contemplated hereby; and

           (b) a certificate of the Purchaser certifying the accuracy of the representations and warranties set forth in
Section 6 as of the Closing and the compliance by the Purchaser with its obligations hereunder.

      9.4 Corporate Proceedings: Documents. All corporate and other proceedings of the Purchaser, and if any are required, and all documents and instruments incident hereto, shall be reasonably satisfactory in substance and in form to the Shareholders, the Company and its counsel, and the Shareholders, the Company and its counsel shall have received all such documents and instruments, or copies thereof; certified if requested, as they shall have reasonably requested. Any changes to the Exhibits or Schedules hereto shall be reasonably acceptable to the Shareholders and the Company.

      9.5 Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (a) in the reasonable view of the Shareholders and the Company has a reasonable probability of success on the merits and (b) seeks to restrain, prohibit or invalidate the execution, delivery or performance of this Agreement and the transactions contemplated hereby. There shall not be in effect any judgment, injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of transactions contemplated hereby.

10.  Indemnification.

      10.1       Mutual  Indemnity. Each party ("the Indemnifying
Party")  agrees  to  indemnify each of the  other  parties  ("the
Indemnified Party") against and in respect of:

           (a) any and all loss, liability, cost, expense or damage resulting from any misrepresentation, breach, non-performance or inaccuracy of any representation, indemnity, warranty, or any covenant by the Indemnifying Party made or contained in this Agreement or in any Schedule or certificate executed and delivered to the Indemnified Party by or on behalf of the Indemnifying Party required by this Agreement or any of the transactions contemplated herein;

           (b) any and all costs, expenses (including settlement payments made as provided in this Agreement), assessments, judgments, incident to or arising as a result of any breach, misrepresentation, non-performance or inaccuracy described in subsection (a) of this Section; and

           (c) any and all costs, expenses and all other actual damages incurred by the Indemnified Party in remedying any breach, misrepresentation, non-performance or inaccuracy described above, including, by way of illustration and not limitation, all legal and accounting fees and expenses, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages (as defined herein).

      Any and all of the foregoing sometimes herein are referred to collectively as "Damages."

      10.2 Shareholder Indemnification. In addition to the foregoing, the Shareholders agree to indemnify Purchaser against and in respect of any and all deficiencies, under-payments of tax, penalties, additions to tax, interest payments, payments of any taxes including, without limitation, income, employment, payroll, F.I.C.A., F.U.T.A., sales, use, trust fund taxes and tax payments to be withheld, and any and all other costs and expenses including, without limitation, legal and accounting fees and expenses, relative to examinations, proposed or final adjustments arising from such examinations and any assessments relating thereto, contests, claims, suits or proceedings respecting the determination of loss, liability, cost, expense and/or damage resulting from deficiencies in federal, state or local taxes, in respect of or directly or indirectly related to or resulting from the tax computation for any periods ended on or prior to the date hereof.

11.       Miscellaneous.

      11.1 Amendment and Waiver. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the party to be charged. Any term or provision of this Agreement may be waived, but only in writing by the party that is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

      11.2 Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute but one instrument.

      11.3 Notices. All notices and other communications given in connection herewith shall be in writing and may be given by any reasonable means and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (provided that the delivery of such telecopy is confirmed by the telecopy machine) to the parties to this Agreement at the addresses (or telecopy numbers as applicable) listed below their signatures, with copies to the following persons, or at such other address (or telecopy number as applicable) for a party as shall be specified by like notices:

     (a)  Purchaser:     c/o Harold  W. Paul, Esq.
                         1465 Post Road East
                         Westport, CT 06880
                         Telephone: (203) 256-8005
                         Facsimile: (203) 256-9294
                         E-Mail: hpaul80977@aol.com

     (b)  Company and
          Shareholders:  c/o  Mr.  Paul Sorci
                         15882 Bailey Road
                         Pleasantville, PA 16341
                         Telephone: (814) 589-7042
                         Facsimile: (814) 589-5067
                         E-Mail: c22c@msn.com

                         Mr. Ron Sorci
                         11241 Heron Bay Blvd. #3516
                         Coral Springs, FL 33076
                         Telephone: (305) 770-5466
                         E-Mail: rps0817@aol.com

      All such notices and communications shall be deemed to have been given on the date of actual delivery to the address set forth herein, or in the case of telecopy, the date that the telecopy is confirmed as having been received.

      11.4 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party to this Agreement without the prior written consent of the other parties.

       11.5 Entire Agreement: Interpretation. This Agreement (including the other agreements, documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral. As used in this Agreement, the term "include" or "including" shall be construed as illustrative and not exhaustive.

      11.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

      11.7 Expenses. Each party will pay its own closing costs, including legal and other professional expenses incurred by such party hereto in connection with this Agreement and the transactions contemplated hereby. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

     11.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     11.9 Article and Section Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.10 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof; and the provision held illegal or invalid shall be automatically amended to most closely approximate the original provision

      11.11 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual consent of the Shareholders and the Purchaser, and (b) by either the Shareholders or the Purchaser if a material condition to Closing shall not have been fulfilled or waived and as a result the Closing shall not have occurred on or before September 30, 2002 provided that a party who is at fault for the lack of fulfillment of the condition shall not be entitled to terminate.

      11.12 Confidentiality. Whether or not the Closing occurs, the parties hereto shall keep confidential all non-public technical, business, financial and other information disclosed in connection with this Agreement and the transactions contemplated hereby, and shall not, directly or indirectly, use or disclose such information, except as necessary to consummate the transactions contemplated hereunder, without the written consent of the party by or for whom such information was provided.

      11.13 Further Acts and Instruments. The parties hereto shall do such further acts and execute such further instruments as may be reasonably necessary to effectuate the provisions of this Agreement

                    [SIGNATURE PAGE FOLLOWS]


      IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


RPS Enterprises, Ltd.              Wilton Capital Corp.

By: /s/ Paul Sorci                 By: /s/ Harold W. Paul
------------------------------     ------------------------------
   Title: Director                   Title: Director

   Name: Paul Sorci                  Name:  Harold W. Paul

Address for notices:               Address for notices:
RPS Enterprises, Ltd.              Wilton Capital Corp.
c/o Paul Sorci                     c/o Harold W. Paul, Esq.
15882 Bailey Road                  1465 Post Road East
Pleasantville, PA16341             Westport, CT 06880


       /s/ Ron Sorci                      /s/ Paul Sorci
------------------------------     ------------------------------
           Ron Sorci                          Paul Sorci

Address for notices:               Address for notices:

Mr. Ron Sorci                      Mr. Paul Sorci
11241 Heron Bay Blvd. #3516        15882 Bailey Road
Coral Springs, FL 33076            Pleasantville, PA16341

                            Exhibit A


              Ronald Sorci et al: 7,800,000 Shares

              Paul Sorci: _________________ Shares

                          Schedule 7.8



                    Directors of the Company
                    ------------------------

                          Ronald Sorci

                           Paul Sorci


                     Officers of the Company
                     -----------------------

                  Ronald Sorci   -   President

                 Paul Sorci   -   Vice President




                         Other Employees
                         ---------------

                              None